Certification Regarding Compliance with Applicable Servicing Criteria
1.
Ocwen Loan Servicing, LLC ("Ocwen") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending
December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions for which Ocwen acted as servicer involving residential mortgage loans other than transactions closing prior to the effective date of Regulation AB (the
"Platform") as set forth in Appendix B hereto;
2.
Ocwen has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities, and Ocwen elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto;
3.
Except as set forth in paragraph 4 below, Ocwen used the criteria set forth in paragraph (d) of Item 1122 of
Regulation AB to assess the compliance with the applicable servicing criteria;
4.
The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Ocwen based on the activities it performs, directly or through its Vendors, with respect to the
Platform;
5.
Ocwen has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;
6.
Ocwen has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;
7. Ocwen has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the
Reporting Period with respect to the Platform taken as a whole; and
8.
Crowe Chizek and Company LLC; a registered public accounting firm, has issued an attestation report on Ocwen's assessment of compliance with the applicable servicing criteria for the Reporting Period.
March 6, 2008
Ocwen Loan Servicing, LLC
By: /s/ Ronald M. Faris
Name: Ronald M. Faris
Title: President
APPENDIX A
S E R V I C I N G C R I T E R I A
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Ocwen
Performed by
Vendor(s) for
which Ocwen
is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Ocwen is
NOT the
Responsible
Party
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor
any performance or other triggers and events of
default in accordance with the transaction
agreements.
X
1
1122(d)(1)(ii)
If any material servicing activities are outsourced
to third parties, policies and procedures are
instituted to monitor the third party's
performance and compliance with such servicing
activities.
X
1122(d)(1)(iii)
Any requirements in the transaction agreements
to maintain a back-up servicer for the mortgage
loans are maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy
is in effect on the party participating in the
servicing function throughout the reporting
period in the amount of coverage required by and
otherwise in accordance with the terms of the
transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into
the appropriate custodial bank accounts and
related bank clearing accounts no more than two
business days following receipt, or such other
number of days specified in the transaction
agreements.
X
2
X
2
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf
of an obligor or to an investor are made only by
authorized personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding
collections, cash flows or distributions, and any
interest or other fees charged for such advances,
are made, reviewed and approved as specified in
the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as
cash reserve accounts or accounts established as
a form of overcollateralization, are separately
maintained (e.g., with respect to commingling of
cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a
federally insured depository institution as set
forth in the transaction agreements. For purposes
of this criterion, "federally insured depository
institution" with respect to a foreign financial
institution means a foreign financial institution
that meets the requirements of Rule 13k-1(b)(1)
of the Securities Exchange Act.
X
1
Ocwen's duties under the applicable transaction agreements are limited to providing the required information to the party tasked with monitoring any defaults under the Agreements,
2
Both Regulus Group LLC and Ocwen perform aspects of this servicing criteria. Regulus is responsible for depositing any checks received into the payment deposit account. Ocwen is responsible for other forms of payments, and the sweeping of funds deposited in the payment deposit account to the appropriate deal level custodial bank accounts.
S E R V I C I N G C R I T E R I A
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Ocwen
Performed by
Vendor(s) for
which Ocwen
is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Ocwen is
NOT the
Responsible
Party
1122(d)(2)(vi)
Unissued checks are safeguarded so as to prevent
unauthorized access.
X
3
X
3
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for
all asset-backed securities related bank accounts,
including custodial accounts and related bank
clearing accounts. These reconciliations are (A)
mathematically accurate; (B) prepared within 30
calendar days after the bank statement cutoff date,
or such other number of days specified in the
transaction agreements; (C) reviewed and approved
by someone other than the person who prepared the
reconciliation: and (D) contain explanations for
reconciling items. These reconciling items are
resolved within 90 calendar days of their original
identification, or such other number of days
specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed
with the Commission, are maintained in
accordance with the transaction agreements and
applicable Commission requirements.
Specifically, such reports (A) are prepared in
accordance with timeframes and other terms set
forth in the transaction agreements; (B) provide
information calculated in accordance with the
terms specified in the transaction agreements; (C)
are filed with the Commission as required by its
rules and regulations: and (D) agree with
investors' or the trustee's records as to the total
unpaid principal balance and number of
mortgage loans serviced by the Servicer.
X
4
1122(d)(3)(ii)
Amounts due to investors are allocated and
remitted in accordance with timeframes,
distribution priority and other terms set forth in
the transaction agreements.
X
4
1122(d)(3)(iii)
Disbursements made to an investor are posted
within two business days to the Servicer's
investor records. or such other number of days
specified in the transaction agreements.
X
4
1122(d)(3)(iv)
Amounts remitted to investors per the investor
reports agree with cancelled checks, or other
form of payment, or custodial bank statements.
X
4
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on mortgage loans is
maintained as required by the transaction
agreements or related mortgage loan documents.
X
1122(d)(4)(ii)
Mortgage loan and related documents are
safeguarded as required by the transaction
agreements
X
3
Assurant, Inc. and Ocwen each issue checks and maintain unissued checks. Assurant issues checks for the insurance advances, while Ocwen issues all other checks.
4
Ocwen has determined for purposes of assessing the servicing criteria listed in Items 1122(d)(3(i)-(iv) that, pursuant to the Securities and
Exchange Commission Telephone Interpretation 11.03, the term "investor" as used in those Items does not pertain to the entity to which Ocwen provides the applicable information (i.e. Master Servicer, Trustee, etc.) and includes certificate and bond holders. Consequently, the information regarding such Items provided herein relates to Ocwen's provision of such information to the entity who ultimately disseminates such information to the investors.
S E R V I C I N G C R I T E R I A
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Ocwen
Performed by
Vendor(s) for
which Ocwen
is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Ocwen is
NOT the
Responsible
Party
1122(d)(4)(iii)
Any additions, removals or substitutions to the
asset pool are made, reviewed and approved in
accordance with any conditions or requirements in
the transaction agreements.
X
1122(d)(4)(iv)
Payments on mortgage loans, including any
payoffs, made in accordance with the related
mortgage loan documents are posted to the
Servicer's obligor records maintained no more than
two business days after receipt, or such other
number of days specified in the transaction
agreements, and allocated to principal, interest or
other items (e.g., escrow) in accordance with the
related mortgage loan documents.
X
5
X
5
1122(d)(4)(v)
The Servicer's records regarding the mortgage
loans agree with the Servicer's records with respect
to an obligor's unpaid principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status of an
obligor's mortgage loans (e.g., loan modifications
or re-agings) are made, reviewed and approved by
authorized personnel in accordance with the
transaction agreements and related pool asset
documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g.,
forbearance plans, modifications and deeds in lieu
of foreclosure, foreclosures and repossessions, as
applicable) are initiated, conducted and concluded
in accordance with the timeframes or other
requirements established by the transaction
agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are
maintained during the period a mortgage loan is
delinquent in accordance with the transaction
agreements. Such records are maintained on at least
a monthly basis, or such other period specified in
the transaction agreements, and describe the entity's
activities in monitoring delinquent mortgage loans
including, for example, phone calls, letters and
payment rescheduling plans in cases where
delinquency is deemed temporary (e.g.. illness or
unemployment).
X
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for
mortgage loans with variable rates are computed
based on the related mortgage loan documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor
(such as escrow accounts): (A) such funds are
analyzed, in accordance with the obligor's
mortgage loan documents, on at least an annual
basis, or such other period specified in the
transaction agreements; (B) interest on such funds
is paid, or credited, to obligors in accordance with
applicable mortgage loan documents and state
laws; and (C) such funds are returned to the obligor
within 30 calendar days of full repayment of the
related mortgage loans, or such other number of
days specified in the transaction agreements.
X
5
Regulus transmits a daily data file that represents payments received for the current day to Ocwen. Ocwen then loads the data file received from Regulus in its servicing system, which then applies the funds in accordance with the terms of the related transaction agreements.
S E R V I C I N G C R I T E R I A
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Ocwen
Performed by
Vendor(s) for
which Ocwen
is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Ocwen is
NOT the
Responsible
Party
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax
or insurance payments) are made on or before the
related penalty or expiration dates, as indicated on
the appropriate bills or notices for such payments,
provided that such support has been received by the
Servicer at least 30 calendar days prior to these
dates, or such other number of days specified in the
transaction agreements.
X
6
X
6
1122(d)(4)(xii)
Any late payment penalties in connection with any
payment to be made on behalf of an obligor are
paid from the Servicer's funds and not charged to
the obligor, unless the late payment was due to
the obligor's error or omission.
X
7
X
7
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are
posted within two business days to the obligor's
records maintained by the Servicer, or such other
number of days specified in the transaction
agreements.
X
8
X
8
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible
accounts are recognized and recorded in
accordance with the transaction agreements.
X
1122(d)(4)(xv)
Any external enhancement or other support
identified in Item 1114(a)(1) through (3) or Item
1115 of Regulation AB, is maintained as set forth
in the transaction agreements.
X
6
Assurant, Inc. and First American Real Estate Solutions of Texas, L.P. ("First American") transmit daily data files for insurance and taxes, respectively, which represent payments received for the current day to Ocwen. Ocwen loads the data files into its servicing system, which records the disbursements in the system and then sends the applicable funds via mail or wire.
7
First American identifies late payments and includes them as part of the daily data transmissions. Ocwen identifies late payments in the data transmissions and credits to the borrower's applicable account on its servicing system. Ocwen also maintains control reports to identify any late payments not identified by First American.
8
First American transmits daily data files that represent disbursements required to be made by Ocwen. Ocwen loads the stat file into its servicing system and records the disbursements on the system.
APPENDIX B

Deal Name
ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP2
ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP3
ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP4
ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP5
ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP6
ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASL1
ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE1
ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE2
ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE3
ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4
ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD1
ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD2
ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3
ACE Securities Corp. Home Equity Loan Trust, Series 2006-SL1
ACE Securities Corp. Home Equity Loan Trust, Series 2006-SL2
ACE Securities Corp. Home Equity Loan Trust, Series 2006-SL3
ACE Securities Corp. Home Equity Loan Trust, Series 2007-ASAP1
ACE Securities Corp. Home Equity Loan Trust, Series 2007-ASAP2
ACE Securities Corp. Home Equity Loan Trust, Series 2007-ASL1
ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1
ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE2
ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE4
ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE5
ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1
ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2
ACE Securities Corp. Home Equity Loan Trust, Series 2007-WM2
AEGIS Asset Backed Securities Trust 2006-1
BASIC 2006-1BICEP Owner Trust II
BMAT Securities Corporation 2006-1
Bear Stearns Asset Backed Securities I LLC 2007-HE4
Citigroup Mortgage Loan Trust Inc. 2006-HE3
Citigroup Mortgage Loan Trust Inc 2007-AMC2
CS Home Equity Mortgage Trust Series 2006-3
CS Home Equity Mortgage Trust Series 2006-4
CS Home Equity Mortgage Trust Series 2006-5
CSFB Home Equity Asset Trust Series 2006-2
CS Home Equity Mortgage Trust Series 2006-1
CS Home Equity Mortgage Trust Series 2006-2
Credit Suisse First Boston Mortgage Securities Corp. 2007-NC1 OSI
Credit Suisse First Boston Mortgage Securities Corp. 2006-1
First NLC Securitization, Inc., 2007-1
GSAA Home Equity Trust 2006-S1
GSAMP Trust 2006-NC2
GSAMP Trust 2006-S2
GSAMP Trust 2006-S3
GSAMP Trust 2006-S4
GSAMP Trust 2006-S5
GSAMP Trust 2006-S6
GSAMP Trust 2006-SD2
GSAMP Trust 2006-SD3
GSAMP Trust 2006-SEA1
GSAMP Trust 2007-SEA1
GSRPM Mortgage Loan Trust 2006-2
GSRPM Mortgage Loan Trust 2007-1
MASTR Asset Backed Securities Trust 2007-WMC1
MASTR Asset Backed Securities Trust 2006-AM1
MASTR Asset Backed Securities Trust 2006-AM3
Nomura Asset Acceptance Corporation Series 2005-S1
Nomura Asset Acceptance Corporation Series 2005-S2
Nomura Asset Acceptance Corporation Series 2005-S3
Nomura Asset Acceptance Corporation Series 2005-S4
Nomura Asset Acceptance Corporation Series 2006-S1
Nomura Asset Acceptance Corporation Series 2006-S2
Nomura Asset Acceptance Corporation Series 2006-S3
Nomura Asset Acceptance Corporation Series 2006-S4
Nomura Asset Acceptance Corporation Series 2006-S5
Nomura Asset Acceptance Corporation Series 2007-S1
Nomura Asset Acceptance Corporation Series 2007-S2
Nomura Home Equity Loan, Inc., Series 2006-HE1
Nomura Home Equity Loan, Inc., Series 2006-HE2
Nomura Home Equity Loan, Inc., Series 2007-3
Nomura Home Equity Loan, Inc., Series 2007-HE2
Nomura Home Equity Loan, Inc., Series 2006-HE3
OCWEN Real Estate Asset Liquidating Trust 2007-1
ResMAE Asset-Backed Pass-Through Certificate Series 2006-1
Renaissance Home Equity Loan Trust 2006-1
Renaissance Home Equity Loan Trust 2006-2
Renaissance Home Equity Loan Trust 2006-3
Renaissance Home Equity Loan Trust 2006-4
Renaissance Home Equity Loan Trust 2007-1
Renaissance Home Equity Loan Trust 2007-2
Renaissance Home Equity Loan Trust 2007-3
Structured Asset Investment Loan Trust Mortgage Pass-Through Certificate, Series 2006-4
Structured Asset Securities Corporation Mortgage Pass-Through Certificate, Series 2006-S2
Structured Asset Securities Corporation Mortgage Pass-Through Certificate, Series 2007-GEL2
Structured Asset Securities Corporation Mortgage Pass-Through Certificate, Series 2007-OSI
Structured Asset Securities Corporation Mortgage Pass-Through Certificate, Series 2007-SC1
Structured Asset Securities Corporation Mortgage Pass-Through Certificate, Series 2007-TC1
SGMS 2007-AHL1
Soundview Home Loan Trust 2006-EQ2
Soundview Home Loan Trust 2006-NLC1
Soundview Home Loan Trust 2007-1